COMMON STOCK PURCHASE AGREEMENT
                          Dated as of December 14, 1998
                                     Between


                     QWEST COMMUNICATIONS INTERNATIONAL INC.


                                       and


                              MICROSOFT COPORATION

                         COMMON STOCK PURCHASE AGREEMENT

         This COMMON STOCK PURCHASE AGREEMENT (this "Agreement") is made as of this 14th day of December, 1998 between Qwest Communications International Inc., a Delaware corporation (the "Company"), and Microsoft Corporation, a Washington corporation (the "Purchaser").

                                    RECITALS

         WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), on the terms and conditions set forth in this Agreement;

         NOW, THEREFORE, in consideration of the foregoing recitals, the mutual promises hereinafter set forth, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                   Agreement to Purchase and Sell Common Stock

         1.1 Agreement to Purchase and Sell Common Stock. Upon the terms and subject to the conditions of this Agreement, the Company hereby agrees to sell to the Purchaser at the Closing (as defined below), and the Purchaser agrees to purchase from the Company at the Closing, 4,444,445 shares of Common Stock, (the "Shares") at a price of $45.00 per share (the "Per Share Purchase Price") for an aggregate purchase price of $200,000,025.

                                    SECTION 2

                             Closing Date; Delivery

2.1 Closing Date. The Closing of the purchase and sale of the Shares hereunder (the "Closing") shall be held at the offices of the Company at 6:00 a.m. on December 14, 1998, or at such other time and place as the Company and the Purchaser mutually agree (the date of the Closing being hereinafter referred to as the "Closing Date").

         2.2 Delivery. At the Closing, the Company will deliver to the Purchaser a certificate or certificates representing the Shares against payment of the aggregate purchase price of $200,000,025 by wire transfer of immediately available funds to an account designated by the Company. The certificate or certificates representing the Shares shall be subject to a legend restricting transfer under the Securities Act of 1933, as amended (the "Securities Act") and referring to restrictions on transfer herein, such legend to be substantially as follows:

                  "The shares represented by this certificate have been acquired for investment and have not been registered under the Securities Act of 1933, as amended. Such shares may not be sold or transferred in the absence of such registration or an opinion of counsel reasonably satisfactory to the Company as to the availability of an exemption from registration.

                  The shares represented by this certificate are subject to restrictions on transfer, including any sale, pledge or other hypothecation, set forth in an agreement dated as of December 14, 1998 between the Company and Microsoft Corporation, a copy of which agreement may be obtained at no cost by written request made by the holder of record of this certificate to the secretary of the Company at the Company's principal executive offices."

         The Company agrees (i) to remove the legend set forth in the second preceding paragraph upon receipt of an opinion of counsel in form and substance reasonably satisfactory to the Company that the Shares or the shares of Common Stock issuable upon conversion of the Shares are eligible for transfer without registration under the Securities Act and (ii) to remove the legend set forth in the immediately preceding paragraph at such time as the Shares may be transferred upon the termination of the covenants of Section 7 as provided for in Section 8.4.

                                    SECTION 3

                  Representations and Warranties of the Company

         The Company hereby represents and warrants to the Purchaser as follows:

         3.1 Organization. The Company is a corporation duly organized and validly existing under the laws of the State of Delaware and is in good standing under such laws. The Company has the requisite corporate power to own and operate its properties and assets, and to carry on its business as presently conducted and as proposed to be conducted. The Company is qualified to do business as a foreign corporation in each jurisdiction in which the ownership of its property or the nature of its business requires such qualification, except where the failure to be so qualified would not have a materially adverse effect on the Company and its subsidiaries, taken as a whole.

         3.2 Authorization. All corporate action on the part of the Company necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement (attached as Exhibit A hereto) by the Company, the authorization, sale, issuance and delivery of the Shares hereunder. This Agreement and the Registration Rights Agreement constitute legal, valid and binding obligations of the Company enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 6 of the Registration Rights Agreement. Upon their issuance and delivery pursuant to this Agreement, the Shares will be validly issued, fully paid and nonassessable. The issuance and sale of the Shares will not give rise to any preemptive rights or rights of first refusal on behalf of any person in existence on the date hereof.

         3.3 No Conflict. The execution and delivery of this Agreement and the Registration Rights Agreement do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with, or result in any violation of, or default (with or without notice or lapse of time, or both), or give rise to a right of termination, cancellation or acceleration of any obligation or to a loss of a material benefit under, any provision of the Certificate of Incorporation or Bylaws of the Company or any mortgage, indenture, lease or other agreement or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Company, its properties or assets, the effect of which would have a material adverse effect on the Company and its subsidiaries, taken as a whole, or materially impair or restrict the Company's power to perform its obligations as contemplated under said agreements.

         3.4 SEC Documents. The Company has filed all required reports, schedules, forms, statements and other documents required to be filed by the Company with the Securities and Exchange Commission (the "SEC") since June 27, 1997 (the "SEC Documents"). As of their respective dates, the SEC Documents complied in all material respects with requirements of the Securities Act or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as the case may be and the rules and regulations of the SEC promulgated thereunder applicable to such SEC Documents, and none of the SEC Documents, except to the extent that information contained in any SEC Document has been revised or superseded by a later Filed SEC Document (as defined below), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company's Form 10-K for the year ended December 31, 1997 and the Form 10-Q for the three months ended September 30, 1998 comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with U.S. generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or as described in writing to the Purchaser prior to the date hereof) and fairly present the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operation and cashflows for the periods then ending in accordance with GAAP (subject, in the case of the unaudited statements, to normal year end audit adjustments). Except as set forth in the Filed SEC Documents (as defined below), neither the Company nor any of its subsidiaries has any material liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) required by GAAP to be set forth on a consolidated balance sheet of the Company and its consolidated subsidiaries or in the notes thereto and which can reasonably be expected to have a material adverse effect on the Company and its subsidiaries taken as a whole.

         3.5 Absence of Certain Changes or Events. Except as disclosed in the SEC Documents filed and publicly available (either on the EDGAR system or by delivery to Purchaser) prior to the date of this Agreement (the "Filed SEC
Documents"), since the date of the most recent audited financial statements included in the Filed SEC Documents, there has not been (i) any declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (ii) any split, combination or reclassification of any of its capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, (iii) any damage, destruction or loss of property, whether or not covered by insurance, that has or is likely to have a material adverse effect on the Company and its subsidiaries taken as a whole, or (iv) any change in accounting methods, principles or practices by the Company materially affecting its assets, liabilities, or business, except insofar as may have been required by a change in GAAP.

         3.6 Governmental Consent, etc. In reliance on the representations of the Purchaser contained herein, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Company is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC and the National Association of Securities Dealers, Inc.

         3.7 Litigation. Except as is disclosed in the Filed SEC Documents, there is no suit, action or proceeding pending against the Company or any of its subsidiaries that, individually or in the aggregate, would (i) have a material adverse effect on the Company and its subsidiaries taken as a whole, (ii) impair the ability of the Company to perform its obligations under this Agreement and the Registration Rights Agreement, or (iii) prevent the consummation of any of the transactions contemplated by said agreements.

         3.8      Capitalization.

         (a) As of the date of this Agreement, the authorized capital stock of the Company consists of 600,000,000 shares of the Common Stock and 25,000,000 shares of preferred stock, par value $.01 per share, of the Company (the "Company Preferred Stock").

         (b) As of November 30, 1998, there are approximately (1) 336,869,859 shares of the Common Stock issued and outstanding, (2) no shares of the Common Stock held in the treasury of the Company, (3) no shares of the Company Preferred Stock issued and outstanding, (4) 406,640,087 shares of the Common Stock reserved for issuance upon exercise of outstanding stock options issued by the Company to current or former employees and directors of the Company and its subsidiaries, (5) 506,643,587 shares of the Common Stock reserved for issuance upon exercise of authorized but unissued stock options and (6) 8,600,000 shares of the Common Stock reserved for issuance upon exercise of a warrant issued to The Anshutz Family Investment Company, LLC.

         (c) All outstanding shares of the Common Stock are duly authorized, validly issued, fully paid and nonassessable, free from any liens created by the Company with respect to the issuance and delivery thereof and not subject to preemptive rights.

         3.9 Registration Rights. No person has the right to register shares of Common Stock on a Registration Statement filed by the Company pursuant to this Agreement.


                                    SECTION 4

                 Representations and Warranties of the Purchaser

         The Purchaser hereby represents and warrants to the Company as follows:

         4.1 Organization. The Purchaser is a corporation duly organized and validly existing and in good standing under the laws of the State of Washington, with all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted.

         4.2 Authority. All corporate action on the part of the Purchaser necessary for the authorization, execution, delivery and performance of this Agreement and the Registration Rights Agreement by the Purchaser has been taken. This Agreement and the Registration Rights Agreement have been duly executed and delivered by the Purchaser and constitute legal, valid and binding obligations of the Purchaser, enforceable in accordance with their respective terms, subject to laws of general application relating to bankruptcy, insolvency and the relief of debtors and rules of law governing specific performance, injunctive relief or other equitable remedies, and to limitations of public policy as they may apply to Section 6 of the Registration Rights Agreement. The execution and delivery of said agreements do not, and the consummation of the transactions contemplated hereby and thereby will not, conflict with or result in any violation of any obligation under any provision of the Articles of Incorporation or Bylaws of the Purchaser or any judgment, order, decree, statute, law, ordinance, rule or regulation applicable to the Purchaser.

         4.3 Investment. The Purchaser is acquiring the Shares for investment for its own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof. The Purchaser understands that the Shares have not been registered under the Securities Act by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser's representations and warranties contained herein.

         4.4 Disclosure of Information. The Purchaser has had full access to all information it considers necessary or appropriate to make an informed investment decision with respect to the Shares to be purchased by the Purchaser under this Agreement. The Purchaser further has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Shares and to obtain additional information necessary to verify any information furnished to the Purchaser or to which the Purchaser had access.

         4.5 Investment Experience. The Purchaser understands that the purchase of the Shares involves substantial risk. The Purchaser has experience as an investor in securities of companies and acknowledges that it is able to fend for itself, can bear the economic risk of its investment in the Shares and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of this investment in the Shares and protecting its own interests in connection with this investment.

         4.6 Accredited Investor Status. The Purchaser is an "accredited investor" within the meaning of Regulation D promulgated under the Securities Act.

         4.7 Restricted Securities. The Purchaser understands that the Shares to be purchased by the Purchaser hereunder are characterized as "restricted securities" under the Securities Act inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under the Securities Act and applicable regulations thereunder such securities may be resold without registration under the Securities Act only in certain limited circumstances. The Purchaser is familiar with Rule 144 of the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act. The Purchaser understands that the Company is under no obligation to register any of the Shares sold hereunder except as provided in the Registration Rights Agreement.

         4.8 Governmental Consent, etc. In reliance on the representations of the Company contained herein, no consent, approval or authorization of, or designation, declaration or filing with, any governmental authority on the part of the Purchaser is required in connection with the valid execution and delivery of this Agreement, or the offer, sale or issuance of the Shares, or the consummation of any other transaction contemplated hereby, except such filings as may be required to be made with the SEC and the National Association of Securities Dealers, Inc.

         4.9 Passive Investor. The Purchaser is acquiring the Shares "solely for the purpose of investment" as such phrase is defined in 16 C.F.R. ss.
801.1(i)(1) and the Purchaser has no intention of participating in the formulation, determination or direction of the basic business decisions of the Company.

                                    SECTION 5

                    Conditions to Obligation of the Purchaser

         The Purchaser's obligation to purchase the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

         5.1 Representations and Warranties. Each of the representations and warranties of the Company contained in Section 3 will be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date. The Purchaser shall have received a certificate signed by an officer of the Company to such effect on the Closing Date.

         5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to the Closing Date shall have been performed or complied with in all material respects. The Purchaser shall have received a certificate signed by an officer of the Company to such effect on the Closing Date.

         5.3 No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

         5.4 No Law Prohibiting or Restricting Sale of the Shares. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale of the Shares, or requiring any consent or approval of any Person which shall not have been obtained to issue the Shares with full benefits afforded the Preferred Stock or the Common Stock into which the Preferred Stock is convertible (except as otherwise provided in this Agreement).

         5.5 Registration Rights Agreement. The Company shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto as Exhibit A.

         5.6 Opinion of Counsel. The Purchaser shall have received an opinion dated as of the Closing Date of O'Melveny & Myers LLP, counsel to the Company, substantially in the form attached as Exhibit 5.6.

                                    SECTION 6

                     Conditions to Obligation of the Company

         The Company's obligation to sell and issue the Shares at the Closing is subject to the fulfillment on or prior to the Closing Date of the following conditions:

         6.1 Representations and Warranties. The representations and warranties of the Purchaser contained in Section 4 will be true and correct on and as of the date hereof and on and as of the Closing Date with the same effect as though such representations and warranties had been made as of the Closing Date. The Company shall have received a certificate signed on behalf of the Purchaser by an officer of the Purchaser to such effect on the Closing Date.

         6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Purchaser on or prior to the Closing Date shall have been performed or complied with in all material respects. The Company shall have received a certificate signed on behalf of the Purchaser by an officer of the Purchaser to such effect on the Closing Date.

         6.3 No Order Pending. There shall not then be in effect any order enjoining or restraining the transactions contemplated by this Agreement.

         6.4 No Law Prohibiting or Restricting the Sale of the Shares. There shall not be in effect any law, rule or regulation prohibiting or restricting the sale of the Shares, or requiring any consent or approval of any Person which shall not have been obtained to issue the Shares with full benefits afforded the Common Stock (except as otherwise provided in this Agreement).

         6.5 Registration Rights Agreement. The Purchaser shall have executed and delivered the Registration Rights Agreement substantially in the form attached hereto as Exhibit A.

         6.6 Opinion of Counsel. The Company shall have received an opinion dated as of the Closing Date of Preston Gates & Ellis, counsel to the Purchaser, substantially in the form attached as Exhibit 6.6.


                                    SECTION 7

                           Covenants of the Purchaser

         7.1      Purchase Restrictions.

         (a) Other than pursuant to the transactions contemplated by this Agreement, the Purchaser shall not, and shall not cause or permit its affiliates or any Group (as defined below) including the Purchaser or any of its affiliates to, acquire shares of the Common Stock, which when combined with shares of the Common Stock then owned by the Purchaser and its subsidiaries would result in the Purchaser Beneficially Owning (as defined below) more than 5% of the shares of the Common Stock then issued and outstanding, except pursuant to a transaction or series of transactions at prices and on terms approved by the Board of Directors of the Company.

         (b) Nothing in this Section 7.1 shall require the Purchaser or its subsidiaries to transfer any shares of Common Stock if the aggregate percentage ownership of the Purchaser and its subsidiaries is increased as a result of any action taken by the Company or its subsidiaries including, without limitation, by reason of any reclassification, recapitalization, stock split, reverse stock split, combination or exchange of shares, redemption, repurchase or cancellation of shares or any other similar transaction.

         7.2  Other   Restrictions.   Neither  the  Purchaser  nor  any  of  its
subsidiaries shall, without the approval of the Board of Directors of the Company, (1) take any action with respect to an acquisition proposal that would require the Company to make a public announcement, (2) solicit proxies or initiate, or become an active participant in, a solicitation (as such terms are defined in Regulation 14A under the Exchange Act) with respect to the Company in opposition to any matter which has been recommended by the Board of Directors of the Company or in favor of any matter which has not been approved by the Board of Directors of the Company, (3) become a member of a Group (other than a Group comprised solely of the Purchaser and its subsidiaries), or (4) enter into any discussions, negotiations, arrangements or understandings with any third party with respect to any of the foregoing.

         7.3 Restrictions on Transfer of Shares. For a period of two years from the date of this Agreement, the Purchaser shall not, directly or indirectly, offer, sell, transfer, assign, exchange, encumber, pledge, hypothecate or otherwise dispose of the Beneficial Ownership of any Shares acquired pursuant to this Agreement except (i) to the Company or any persons or Groups approved in writing by the Company, or (ii) to a corporation of which the Purchaser owns more than 50% of the voting power entitled to be cast in the election of directors (a "Controlled Corporation"), so long as such Controlled Corporation agrees to hold such Shares subject to all the provisions of this Agreement, including this Section 7.3, and agrees to transfer such Shares to the Purchaser or another Controlled Corporation of the Purchaser if it ceases to be a Controlled Corporation of the Purchaser. The restrictions in this Section shall terminate in the event of a "Change or Control" or "Insolvency Proceeding."


                             SECTION 8Miscellaneous
         8.1      Certain Definitions.  As used in this Agreement:

                  (a) The term "Beneficial Ownership" shall have the meaning comprehended by Section 13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

                  (b) The term "Change of Control" shall mean (i) an acquisition of Voting Stock by a Person or Group (other than the Company or its affiliates) in a purchase or transaction or series of related purchases or transactions if immediately thereafter such Person or Group has Beneficial Ownership of more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Stock; (ii) the execution of an agreement providing for a tender offer, merger, consolidation or reorganization, or series of such related transactions involving the Company, unless the stockholders of the Company, immediately after such transaction or transactions are the Beneficial Owners of at least fifty percent (50%) of the Voting Stock; (iii) a change or changes in the membership of the Company's Board of Directors which represent a change of a majority or more of such membership during any twelve month period (unless such change or changes in membership are caused by the actions of the then existing Board of Directors and do not occur within twelve months of the commencement, threat or proposal of an Election Contest (as such term is defined in Rule 14a-11 of Regulation 14A under the Exchange Act), tender offer or other transaction which would constitute a Change of Control under (i) or (ii) of this
Section 8.1(a)); or (iv) a sale of all or substantially all of the Company's assets.

                  (c) The term "Group" shall have the meaning comprehended by Section13(d)(3) of the Exchange Act and the rules and regulations promulgated thereunder.

                  (d) The term "Insolvency Proceeding" shall mean (i) an assignment for the benefit of creditors, (ii) the filing by the Company of a petition to have the Company adjudged insolvent, bankrupt or seeking a reorganization or liquidation under any law relating to bankruptcy, insolvency or receivership, (iii) an appointment of a receiver or trustee for all or substantially all of the assets of the Company unless appointed without the Company's consent, in which case if after sixty (60) days such appointment has not been vacated or stayed, (iv) a public admission in writing of the Company's inability to pay its debts as they come due, or (v) the adoption of a plan of liquidation or dissolution by the Board of Directors of the Company.

                  (e) The term "Person" shall mean any person, individual, corporation, partnership, trust or other non-governmental entity or any governmental agency, court, authority or other body (whether foreign, federal, state, local or otherwise).

                  (f) The term "Voting Stock" means the Common Stock and any other securities issued by the Company having the ordinary power to vote in the election of directors of the Company (other than securities having such power only upon the happening of a contingency).



         8.2 Best Efforts. Each of the Company and the Purchaser shall use its best efforts to take all actions required under any law, rule or regulation adopted subsequent to the date hereto to ensure that the conditions to the Closing set forth herein are satisfied on or before the Closing Date.

         8.3 Governing Law. This Agreement shall be governed in all respects by the internal laws of the State of New York as applied to contracts entered into solely between residents of, and to be performed entirely within, such state, and without reference to principles of conflicts of laws or choice of laws.

         8.4 Survival; Termination of Covenants. The representations and warranties in Sections 3 and 4 of this Agreement shall not survive the Closing except for the representations and warranties in Sections 4.3, 4.7 and 4.9 hereof, which shall continue to survive. The covenants of the Purchaser under Sections 7.1 and 7.2 hereof shall terminate on the earlier of (A) such time as officers, directors and affiliates of the Company have Beneficial Ownership of less than thirty-three percent (33%) of the voting power of the outstanding Voting Stock, (B) the disposal by Purchaser of all of the Shares, (C) termination of that certain Master Agreement between Qwest Communications Corporation and Purchaser dated as of the date of this Agreement, or (D) the fifth anniversary of this Agreement. Section 7.3 shall terminate on the second anniversary of this Agreement.

         8.5 Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

         8.6 Entire Agreement; Amendment. This Agreement and the Registration Rights Agreement constitute the full and entire understanding and agreement between the parties with regard to the subject matter hereof and thereof and supersede all prior agreements and understandings among the parties relating to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

         8.7 Notices. All notices, requests, demands or other communications which are required or may be given pursuant to the terms of this Agreement shall be in writing and shall be deemed to have been duly given: (i) on the date of delivery if personally delivered by hand, (ii) upon the third day after such notice is (a) deposited in the United States mail, if mailed by registered or certified mail, postage prepaid, return receipt requested, or (b) sent by a nationally recognized overnight express courier, or (iii) by facsimile upon written confirmation (other than the automatic confirmation that is received from the recipient's facsimile machine) of receipt by the recipient of such notice:

                  (a)      if to the Company, to it at:

                           Qwest Communications International Inc.
                           700 Qwest Tower
                           555 Seventeenth Street
                           Denver, CO  80202
                           Facsimile Number:  (303) 992-1772
                           Attention: Chief Financial Officer

               with a copy addressed as set forth above but to the attention of General Counsel Facsimile Number: (303) 992-1044

               and with an additional copy to:

                           Steven L. Grossman
                           O'Melveny & Myers LLP
                           1999 Avenue of the Stars
                           Los Angeles, California 90067-6035
                           Facsimile Number:  (310) 246-6779

                  (b)      if to the Purchaser, to it at:

                           Microsoft Corporation
                           One Microsoft Way
                           Building 8 North Office 2211
                           Redmond, WA  98052
                           Attention:  Chief Financial Officer
                           Facsimile Number:  (425) 936-7369

              with a copy addressed as set forth above but to the attention of General Counsel, Finance and Administration, Facsimile Number: (425) 869-1327

                  with a copy to:

                           Richard B. Dodd
                           Preston Gates & Ellis LLP
                           5000 Columbia Center
                           701 Fifth Avenue
                           Seattle, WA 98104-7078
                           Facimile Number:  (206) 623-7022

         8.8 Brokers. (a) The Company has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Company hereby agrees to indemnify and hold harmless the Purchaser from and against all fees, commissions or other payments owing to any party acting on behalf of the Company hereunder.

                  (b) The Purchaser has not engaged, consented to or authorized any broker, finder or intermediary to act on its behalf, directly or indirectly, as a broker, finder or intermediary in connection with the transactions contemplated by this Agreement. The Purchaser hereby agrees to indemnify and hold harmless the Company from and against all fees, commissions or other payments owing to any party acting on behalf of the Purchaser hereunder.

         8.9 Fees, Costs and Expenses. All fees, costs and expenses (including attorneys' fees and expenses) incurred by either party hereto in connection with the preparation, negotiation and execution of this Agreement and the
Registration Rights Agreement and the consummation of the transactions contemplated hereby and thereby, shall be the sole and exclusive responsibility of such party.

         8.10 Severability. If any term, provision, covenant or restriction of this Agreement or the Registration Rights Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restriction of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

         8.11 Counterparts. This Agreement may be executed in two or more partially or fully executed counterparts and by facsimile signatures each of which shall be deemed an original and shall bind the signatory, but all of which together shall constitute but one and the same instrument. The execution and delivery of a Signature Page - Common Stock Purchase Agreement in the form attached to this Agreement by any party hereto who shall have been furnished the final form of this Agreement shall constitute the execution and delivery of this Agreement by such party.

         8.12 Initial Public Announcement. The Company and the Purchaser shall agree on the form and content of the initial public announcement which shall be made concerning this Agreement and the Registration Rights Agreement and the transactions contemplated hereby and thereby, and neither the Company nor the Purchaser shall make such public announcement without the consent of the other, except as required by law.

                 SIGNATURE  PAGE--COMMON  STOCK  PURCHASE  AGREEMENT

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective authorized officers as of the date set forth above.

                                 MICROSOFT CORPORATION,
                                 a Washington corporation


                                 By: /s/ Gregory B. Maffei
                                 Name: Gregory B. Maffei
                                 Title: Vice President and Chief Financial
                                        Officer


                                QWEST COMMUNICATIONS INTERNATIONAL INC.,
                                 a Delaware corporation


                                 By: /s/ Robert S. Woodruff
                                 Name:  Robert S. Woodruff
                                 Title: Executive Vice President - Finance and
                                        Chief Financial Officer